Exhibit 99.1

Global Cash Access Reports First Quarter 2013 Results

Las Vegas, NV – May 7, 2013 – Global Cash Access Holdings, Inc. (the “Company”) (NYSE:GCA) announced today financial results for the first quarter ended March 31, 2013.

“We are pleased with our first quarter 2013 results as they were right on target to meet our full year 2013 guidance expectations.  We are also excited about the momentum of our kiosk business, where its performance and sales pipeline continue to improve.  Our team continues to stay focused on product development with a goal of providing our customers the most complete cash access delivery system available in the marketplace,” said David Lopez, President and CEO of GCA.

Fiscal First Quarter 2013 Results

Revenues were $146.8 million for the first quarter 2013, as compared to $151.1 million for the same period in 2012.  Operating income was $12.9 million for the first quarter 2013, as compared to $15.7 million for the same period in 2012.  Adjusted earnings before interest, taxes, depreciation and amortization and non-cash compensation expense (“Adjusted EBITDA”) (see Non-GAAP Financial Information below) were $17.9 million for the first quarter 2013, as compared to $20.6 million for the same period in 2012.  These decreases were primarily due to lower revenues and operating income in our ATM segment and higher payroll and related expenses, including non-cash stock compensation expense, partially offset by higher kiosk sales in the first quarter 2013, as compared to the same period in 2012.

Income from operations before income tax provision was $9.7 million for the first quarter 2013, as compared to $11.2 million for the same period in 2012.  Diluted earnings per share from continuing operations were $0.09 for the first quarter 2013 (on 67.9 million diluted shares), as compared to $0.11 for the same period in 2012 (on 66.2 million diluted shares).  Cash earnings per share (“Cash EPS”) (see Non-GAAP Financial Information below) were $0.19 for the first quarter 2013, as compared to $0.21 for the same period in 2012.

2013 Outlook

The Company reaffirms its estimates that for the fiscal year ending December 31, 2013, Cash EPS will be between approximately $0.74 and $0.83 (on diluted shares of approximately 67.2 million) and Adjusted EBITDA will be between $70 million and $74 million.  This estimated outlook is based primarily upon the combination of the following factors: (a) the anticipated impact of less favorable pricing terms associated with several customer contract renewals in 2013; (b) the anticipated impact of certain large customers not renewing their contracts; (c) flat to low growth in the domestic gaming industry; (d) no significant casino openings in 2013; (e) a projected increase in our kiosk sales and services business in 2013; and (f) continued investment with respect to the Company’s technology infrastructure and personnel.

Investor Conference Call and Webcast

The Company will host an investor conference call to discuss its first quarter 2013 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-8416 or for international callers by dialing (480) 629-9856.  A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 4615839.  The replay will be available until May 14, 2013. The call will be webcast live from the Company’s website at www.gcainc.com under the Investor Relations section.

Non-GAAP Financial Information

In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS on a supplemental basis. Reconciliations between GAAP measures and Non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered a substitute for net income, operating income, basic or diluted earnings per share or cash flow data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation: (a) our estimates of 2013 cash earnings per share and Adjusted EBITDA and the assumptions and factors upon which they are based; and (b) our belief that cash earnings per share and Adjusted EBITDA are widely-referenced financial measures in the financial markets and that references to the foregoing are helpful to investors.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or assumed, including but not limited to the following: the timing and the extent of a recovery in the gaming industry; our ability to replace revenue associated with terminated contracts; our ability to introduce new products and services; gaming establishment and patron preferences; national and international economic conditions; changes in gaming regulatory, card association and statutory requirements; regulatory and licensing difficulties; competitive pressures; operational limitations; gaming market contraction; changes to tax laws; uncertainty of litigation outcomes; interest rate fluctuations; inaccuracies in underlying operating assumptions; unanticipated expenses or capital needs; technological obsolescence; and employee turnover.  If any of these assumptions prove to be incorrect, the results contemplated by the forward-looking statements regarding our future results of operations are unlikely to be realized.

The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report filed on Form 10-K on March 12, 2013, and subsequent periodic reports and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

About Global Cash Access Holdings, Inc.

Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access products and related services to over 1,000 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean, Central America and Asia. GCA’s products and services provide gaming patrons access to cash through a variety of methods, including ATM cash withdrawals, point-of-sale debit card transactions, credit card transactions, check verification and warranty services, and Western Union money transfers. GCA is a leading manufacturer and distributor of cash handling devices and related software. GCA also provides products and services that improve credit decision-making, automate cashier operations and enhance patron marketing activities for gaming establishments. With its proprietary database of gaming patron credit history and transaction data on millions of gaming patrons worldwide, GCA is recognized for successfully developing and deploying technological innovations that increase client profitability, operational efficiency and customer loyalty. More information is available at GCA’s website at www.gcainc.com.

Contacts

Investor Relations	Media Relations
Don Duffy, ICR	Cory Ziskind, ICR
(203) 682-8215	(646) 277-1232
IR@gcamail.com	cziskind@icrinc.com

SOURCE: Global Cash Access Holdings, Inc.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except earnings per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2013	2012

Revenues	$146,822	$151,065

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	111,099	113,815
Operating expenses	18,984	17,488
Depreciation	1,568	1,745
Amortization	2,270	2,321
Total costs and expenses	133,921	135,369

Operating income	12,901	15,696

Other expenses
Interest expense, net of interest income	3,163	4,483
Total other expenses	3,163	4,483

Income from operations before tax	9,738	11,213

Income tax provision	3,602	4,085

Net income	6,136	7,128

Foreign currency translation	(415)	145

Comprehensive income	$5,721	$7,273

Earnings per share
Basic	$0.09	$0.11
Diluted	$0.09	$0.11

Weighted average common shares outstanding
Basic	66,697	65,134
Diluted	67,882	66,190

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

(Unaudited)

	At March 31,	At December 31,
	2013	2012
ASSETS

Cash and cash equivalents	$70,702	$153,020
Restricted cash and cash equivalents	200	200
Settlement receivables	118,886	29,484
Other receivables, net of allowances for doubtful accounts of $6.2 million and $6.9 million, respectively	11,123	11,571
Inventory	7,029	7,126
Prepaid expenses and other assets	18,143	18,254
Property, equipment and leasehold improvements, net	15,459	15,441
Goodwill	180,124	180,141
Other intangible assets, net	33,022	33,994
Deferred income taxes, net	101,265	104,664

Total assets	$555,953	$553,895

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Settlement liabilities	$180,903	$182,446
Accounts payable and accrued expenses	55,697	51,190
Borrowings	117,500	121,500

Total liabilities	354,100	355,136

Commitments and Contingencies

Stockholders’ Equity
Common stock, $0.001 par value, 500,000 shares authorized and 87,786 and 87,545 shares issued at March 31, 2013 and December 31, 2012, respectively	88	87
Convertible preferred stock, $0.001 par value, 50,000 shares authorized and 0 shares outstanding at March 31, 2013 and December 31, 2012, respectively	-	-
Additional paid-in capital	220,090	217,990
Retained earnings	129,750	123,614
Accumulated other comprehensive income	2,143	2,558
Treasury stock, at cost, 21,380 and 20,724 shares at March 31, 2013 and December 31, 2012, respectively	(150,218)	(145,490)

Total stockholders’ equity	201,853	198,759

Total liabilities and stockholders’ equity	$555,953	$553,895

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012

Cash flows from operating activities
Net income	$6,136	$7,128
Adjustments to reconcile net income to cash (used in)/provided by operating activities:
Depreciation	1,568	1,745
Amortization of intangibles	2,270	2,321
Amortization of financing costs	403	355
Gain on sale or disposal of assets	(9)	(57)
Provision for bad debts	2,110	1,190
Stock-based compensation	1,171	843
Changes in operating assets and liabilities:
Settlement receivables	(89,490)	7,115
Other receivables, net	(1,694)	5,246
Inventory	97	(843)
Prepaid and other assets	(542)	687
Deferred income taxes	3,399	3,935
Settlement liabilities	(1,373)	(17,241)
Accounts payable and accrued expenses	4,390	5,857

Net cash (used in)/provided by operating activities	(71,564)	18,281

Cash flows from investing activities
Capital expenditures	(2,934)	(1,800)
Proceeds from sale of fixed assets	31	-
Changes in restricted cash and cash equivalents	-	255

Net cash used in investing activities	(2,903)	(1,545)

Cash flows from financing activities
Repayments against credit facility	(4,000)	(32,000)
Proceeds from exercise of stock options	962	1,005
Purchase of treasury stock	(4,587)	(55)

Net cash used in financing activities	(7,625)	(31,050)

Effect of exchange rates on cash	(226)	(655)

Cash and cash equivalents
Net decrease for the period	(82,318)	(14,969)
Balance, beginning of the period	153,020	55,535

Balance, end of the period	$70,702	$40,566

Supplemental cash flow disclosures
Cash paid for interest	$2,777	$3,955
Cash paid for income tax, net of refunds	$85	$191

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO CASH EARNINGS

AND OPERATING INCOME TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Reconciliation of net income to cash earnings (amounts in thousands, except earnings per share amounts)
Net income	$6,136	$7,128
Equity compensation expense	1,171	843
Deferred income tax	3,399	3,935
Amortization	2,270	2,321

Cash earnings	$12,976	$14,227

Diluted weighted average number of common shares outstanding	67,882	66,190

Diluted cash earnings per share (“Cash EPS”)	$0.19	$0.21

Reconciliation of operating income to EBITDA and Adjusted EBITDA
Operating income	$12,901	$15,696
Plus: depreciation and amortization	3,838	4,066

EBITDA	$16,739	$19,762

Equity compensation expense	1,171	843

Adjusted EBITDA	$17,910	$20,605

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF PROJECTED NET INCOME TO PROJECTED CASH EARNINGS

AND PROJECTED OPERATING INCOME TO PROJECTED EBITDA AND PROJECTED ADJUSTED EBITDA

FOR THE PROJECTED YEAR ENDING DECEMBER 31, 2013

(Unaudited)

	2013 Guidance Range[1]
	Low	High
Reconciliation of projected net income to projected cash earnings (amounts in thousands, except earnings per share amounts)
Projected net income	$23,000	$27,000
Projected equity compensation expense	5,000	5,000
Projected deferred income tax	13,000	15,000
Projected amortization	9,000	9,000

Projected cash earnings	$50,000	$56,000

Projected diluted weighted average number of common shares outstanding	67,200	67,200

Projected diluted cash earnings per share (“Cash EPS”)	$0.74	$0.83

Reconciliation of projected operating income to projected EBITDA and projected Adjusted EBITDA
Projected operating income	$48,000	$52,000
Plus: projected depreciation and projected amortization	17,000	17,000

Projected EBITDA	$65,000	$69,000

Projected equity compensation expense	5,000	5,000

Projected Adjusted EBITDA	$70,000	$74,000

Note:

1.  All figures presented are estimates for the year ending December 31, 2013.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION AND OTHER DATA

(Amounts in thousands, unless otherwise noted)

(Unaudited)

	For the Three Months Ended March 31,
	2013	2012

Revenues
Cash advance	$58,695	$58,361
ATM	75,276	80,347
Check services	5,871	6,516
Other	6,980	5,841
Corporate	-	-
Total revenues	$146,822	$151,065

Operating income
Cash advance	$15,745	$15,847
ATM	6,979	8,956
Check services	3,396	3,413
Other	3,444	3,111
Corporate	(16,663)	(15,631)
Total operating income	$12,901	$15,696

	Three Months Ended March 31,
	2013	2012

Other data
Aggregate dollar amount processed (in billions)
Cash advance	$1.2	$1.2
ATM	$3.4	$3.5
Check warranty	$0.3	$0.3

Number of transactions completed (in millions)
Cash advance	2.3	2.3
ATM	17.8	19.3
Check warranty	1.0	1.1